EXHIBIT 10.4

Rabobank IJsseldelta Business
Postal address	Postbus 577, 8000 AN Zwolle
	TP&T (Tor Processing & Trade) B.V. Attn. Mr O. Karasch Burg Moslaan 13 8051 CP HATTEM	Visiting address	Willemskade 1 8011 AC Zwolle
		Telephone	(038) 428 78 78
		Fax	(038) 428 79 78
		Email	GZ@ijsseldelta.rabobank.nl
Our reference	RK/shd/3773.2011.00882
Direct line number	(038) 428 78 78
Date	28 June 2011

Subject	financing proposal

Dear Mr Karasch,

Please find attached our financing proposal according to our agreement to meet your financing request for EUR 700,000.00.

This proposal is based on our previous discussion. If you have further questions about this, please do not hesitate to contact me or my colleague, Saskia Dries.

You are receiving the financing proposal in duplicate. One copy is for you. Please return the other copy after completing the necessary information and signing.

Further specification of the financing can be found in "Further details of financing proposal".

Once I receive the signed proposal from you, I will contact you to further organize your financing.

Kind regards,

Rabobank IJsseldelta

[signed]

Ronald Knoll

Senior Relationship Manager

Appendices:

General Bank Conditions

General conditions of Rabobank business financing 2010

Cooperative Rabobank IJsseldelta U.A. Based in Zwolle registered with the Chamber of Commerce under number 05018280

Financing proposal to:
Debtor/ borrower
(Statutory) name	TP&T (Tor Processing & Trade) B.V.
(Stat.) registered office	ROTTERDAM
Trade register number	H050683840000

hereinafter (both collectively and each individually) to be called: debtor or borrower. The following investment and financing plan has been discussed with the debtor for:
	Purchase of movable property	EUR	1,500,000.00
	Total amount of investment and necessary financing	EUR	1,500,000.00
	To be financed by the debtor with his (own) available resources	EUR	800,000.00
	New Rabobank financing	EUR	700,000.00
The new financing consists of:
Loan on interest	Loan on interest of :	EUR 700,000.00
Main points of loan on interest	Main points of loan on interest of EUR 700,000.00
The bank is offering the following options for the interest:
ˆ Interest* :

Rabobank Roll Over Loan with choice of interest rate: 1.35%-point (basis component) plus a 3-year fixed surcharge, currently of 0.50%-point. The bank will set the definitive surcharge on the effective date stated below.

	Loan interest date :	to be paid after each month on the first day of the following calendar month
	x Interest* :	Fixed 4.25% per year for 3 years, until 3 years after the first day of the calendar month following the effective date stated below
	Loan interest date :	to be paid after each month on the first day of the following calendar month
*) Mark the desired selection
	Amortization :	straight line, EUR 19,444.00 per month in arrears
	Scheduled withdrawal date :	01-08-2011
	Final withdrawal date :	26-09-2011
Commitment fee	0.3% per month over the amount of each fixed-interest loan not withdrawn as of 02-08-2011 with a minimum of € 125.00 per fixed-interest loan.

Final withdrawal date

If the debtor has not withdrawn a loan on interest by the final withdrawal date stated in this financing proposal, the debtor will be in default and owe to the bank compensation of 2% of the principal of each loan not withdrawn on time, payable immediately. In addition to the compensation owing, the bank can claim (partial) fulfilment and/or (partial) dissolution of the financing proposal and/or compensation of damages.

Securities
Existing securities	The existing securities will continue to be used and will also apply as security for the financing offered.
Further conditions	The financing offered is also subject to the following conditions: - Negative pledge and pari passu
Management arrangements

The financing offered is also subject to the following arrangements.

The bank will receive from the pledger [TP&T (Tor Processing & Trade) B.V.] an overview every quarter of the pledged rights/claims on third parties (debtor overview), together with a legally signed supplemental deed of pledge (pledge list), and further upon simple request of the bank.

TP&T (Tor Processing & Trade) B.V. (the pledger) must legally sign a supplemental deed of pledge and ensure that the bank receives this every day. This must also be done upon simple request of the bank. In practice, this will be done in the following manner: The bank signs the supplemental deed of pledge on behalf of the pledger on the basis of power of attorney. The power of attorney is stated in the deed of pledge and the bank may assign the power of attorney to a third party (the right of substitution). The bank may therefore have a third party sign. If the bank requests this, the pledger must sign the supplemental deed of pledge himself immediately and ensure that the bank receives this as quickly as possible.

The bank will receive from the debtor:

-         a copy of the annual returns for TP&T (Tor Processing & Trade) B.V. as soon as possible after the elapse of the period that the reporting concerns, but no later than before 1 October of each year.

-         a copy of a the quarterly returns from TP&T (Tor Processing & Trade) B.V. as soon as possible after the end of the period that the reporting concerns, but no later than 1 month after the end of the period that the reporting concerns.

Handling fees
Handling fees for financing proposal	Onetime fee of EUR 3,500.00 (severally) payable upon issue but no later than on the final withdrawal date/availability date.
Validity period
This financing proposal is valid until 05-07-2011.

Further details of financing proposal
The following also applies:
Loan on interest

Loan on interest of EUR 700,000.00

The loan on interest shall be issued to the debtor by Coöperatieve Rabobank IJsseldelta with headquarters in Zwolle, hereinafter (both collectively and each individually) to be called: the bank.

Administrative ascription	The loan on interest will be administered effective as of the date of withdrawal of the loan (hereinafter called: the effective date) in the name of: TP&T (Tor Processing & Trade) B.V.
Expenditure purpose	The loan on interest may only be used for the financing of business capital / inventory.
Straight line amortization	The following is also applicable for the straight line amortization in addition to any extra amortizations:
Instalment due date	The amortization will be paid subsequent to each month on the first day of the following calendar month.
First instalment	The first payment of the amortization must be made on the first instalment due date, 1 calendar month after the effective date.
Interest

All the interest types offered are subject to the following:

-         Loan interest date to be paid subsequent to each month on the first day of the following calendar month.

-         The first payment of the interest must be made on the first loan interest date following the effective date. The bank can set a different (first) loan interest date.

This does not apply if the payment of interest and instalments are done together on the basis of annuity.

Fixed interest	The following also applies for a fixed term interest rate: Interest that is fixed for a certain term as stated in the General conditions of business financing stated below.
Roll-Over-Loan with choice of interest rate

The following also applies for a Rabobank Roll-Over Loan with a choice of interest rate:

Rabobank Roll-Over Loan with interest option as referred to in the General conditions of business financing stated below. The surcharge is an indicative rate. The bank will set the final surcharge as of the effective date. The surcharge will not change until 3 years after the first day of the calendar month following the effective date. The rollover period will be equal to the chosen Euribor rate period. The bank will determine the rate of the basis component and the surcharge and adjust this in the manner indicated in the article on the Rabobank Roll-Over Loan with choice of interest rate in the General conditions of business financing stated below.

Commitment fee

The commitment fee will be calculated over the number of days that the respective fixed-interest loan or loans is or are not withdrawn. The fee is payable per day and will be charged to the debtor no later than upon withdrawal of the fixed-interest loan(s). The bank can adjust the (final) interest date and the rate of the commitment fee at any time.

Interest calculation method and period

Unless otherwise stated in this contract, the bank will set the number of days of a calendar month to the correct number of days and that of a calendar year to 360 days for the calculation of the interest.

Right of amendment

The bank can change the (interest) calculation method(s), (interest) calculation period(s), the (first) interest date(s), the (first) loan interest date(s) of the (extra/interim) repayments, the (first) expiry date(s) of the annuity and the repayment period(s) of any loan at any time.

Securities
Existing securities	The existing securities will continue to be used and will also apply as security for the financing offered.
Further conditions
Negative pledge, pari passu

The borrower shall guarantee to the bank the fulfilment of the negative pledge and the pari passu as stipulated in the article on non-financial and financial declarations in the General conditions of business financing stated below. The provision of article 16 A sub a in the General conditions of business financing stated below is not applicable.

Security for future financing

All debtors must post the securities or have the securities posted that are desired by the bank and/or the Rabohypotheekbank N.V. based in Amsterdam (RHB) upon simple request of the bank and/or RHB, (in part) as security for the fulfilment by the debtor towards the bank and/or RHB of his obligations ensuing from additional and/or new financing/facilities in whatever form and/or on whatever basis. The bank and/or RHB must request this in writing. This will not affect the obligations of the debtor for the provision of security on the basis of the General Bank Conditions.

Insurance policies

The movable property and registered goods that serve as security must be permanently and, in the opinion of the bank, adequately insured against the usual risks. Our specialists have extensive experience on the area of risk management and risk financing. Once this financing proposal is accepted by you, one of the specialists may contact you to make an appointment.

Banking services	The bank assumes that you will arrange all banking affairs, including payments, via the bank. The bank will be pleased to provide you with further information about our other banking services.
Right of amendment, deadline for submission and method of delivery

Both the bank and/or Rabobank Nederland are at all times entitled to amend the final deadline for submission of the (interim) (consolidated) balances, profit and loss calculations with notes, cash flow overviews, accountant's declarations and/or compliance certificates requested in this deed. The bank can change the method of delivery of these documents and set requirements for this.

Power of attorney for financial information

The debtor hereby grants the bank permission and, insofar as necessary, power of attorney with right of substitution to request all the financial information about (the company or profession of) the debtor from his accountant and to ask him questions about this information. Insofar as necessary, the debtor hereby issues to the accountant orders with right of substitution to provide the information desired by the bank directly and/or via third parties appointed and/or deemed acceptable by the bank to the bank in the manner indicated by the bank.

Withdrawal/fulfilment

The bank shall make the monies available on the scheduled withdrawal date of the loan / scheduled effective date of the credit once all the conditions set by the bank have been met. The debtor must inform the bank no later than 1 week before the scheduled withdrawal date / scheduled effective date if the actual withdrawal date of the loan / scheduled effective date of the credit will deviate from this. The bank can at all times claim (partial) fulfilment, compensation (of damages) and or (partial) dissolution in case of no withdrawal or late withdrawal and/or the late fulfilment of all the conditions.

Several obligations	If there are multiple debtors and/or borrowers, all obligations for payment of a sum of money, including handling fees and provisions, shall be several obligations for the debtor and/or borrower.
Automatic debit

The bank shall be authorized to automatically debit the amounts that are or may be claimable by the bank under this financing proposal and/or the (general) conditions declared to be applicable thereby from the debtor/ borrower from one or more accounts (jointly) in the name of the debtor/ borrower. The debtor/ borrower must ensure that the balance or available credit on these accounts is sufficient to make this debit possible.

Rabohypotheekbank NV

All rights, authorizations and obligations for the bank under the loan agreement(s), with the exception of any cash loan(s) and the applicable conditions, can be severally exercised by, or exercised against, the Rabohypotheekbank N.V., based in Amsterdam, on behalf of which company the bank jointly signs this financing proposal under power of attorney. Wherever in this financing proposal the term "the bank" is used in the provisions for the loan agreement(s), the securities, the other provisions, including the conditions of issue, shall also refer to the Rabohypotheekbank N.V., both collectively and each individually.

Waiver, subordination and hypothecation

a) The debtor/borrower hereby irrevocably renounces the right, for the benefit of the bank, in advance insofar as necessary, of subrogation and of all (subsidiary) rights which may accrue to him by subrogation, including claim on the security. All debtors/borrowers shall accept this waiver, in advance insofar as necessary.

b) The debtor/borrower places any claims resulting from redress for the bank, nunc pro tunc, subordinate to what the bank has or may have to claim from the debtor/borrower for any reason whatsoever.

As agreed, the debtor/borrower hereby hypothecates in advance to the bank any claims ensuing from redress as security for the payment of all present and/or future claims from the debtor/borrower by the bank according to its administration, regardless of the cause for this. The bank hereby informs the debtor/borrower of this right of pledge.

Declaration of correct decision making

The debtor confirms and guarantees to the bank that all statutory and legally required decisions, approvals, permissions and, insofar as required, positive recommendations have been obtained for entering into this financing proposal and the (security) agreements resulting from this.

Transgression of objective

The debtor/borrower declares:

-         to have an economic interest in entering into this financing proposal and the (security) agreements to be concluded for the implementation of this proposal, and

-         that the conclusion of this financing proposal and these (security) agreements fits within its statutory mission statement.

General conditions of business financing

Each new financing facility as defined in the General conditions of business financing stated below and on any new bank guarantee facility is subject to the General conditions of business financing of Rabobank 2010 unless and insofar as specified otherwise.

General Bank Conditions

The relation with the bank is subject to the General Bank Conditions. Where the term "client" is used in these conditions, this shall also refer to "debtor" and/or "borrower", insofar as applicable.

The debtor/borrower declares to have received the conditions referred to in this financing proposal and to have taken cognizance thereof and to accept the ensuing rights and obligations.

Power of attorney

The debtor/borrower hereby grants the bank irrevocable power of attorney with the right of substitution for the exercise by the bank of all the authorizations and rights assigned to it in this deed and under the general conditions declared applicable in this deed.

Rights and choice of forum

This financing proposal, the applicable (general) conditions and the ensuing rights and obligations and other non-contractual obligations are subject to Dutch law and are exclusively under the jurisdiction of the Dutch courts. This will only be otherwise if a certain financing arrangement or security or other condition is expressly declared to be subject to a different law or if this ensues from the law. In such a case, that other law shall be applicable for that specific financing or that security or that other condition and the foreign court shall have jurisdiction. In all cases in which power of attorney is granted in this financing proposal and the (general) conditions declared to be applicable herein, the principal and the agent expressly choose that in their internal relationship Dutch law shall be applicable to this power of attorney and the Dutch court shall have jurisdiction.

Acceptance

If you, debtor/borrower, wish to make use of this offer, please complete the missing information in this financing proposal. Please:

-         choose the desired interest type by crossing the square beside the respective loan on interest;

-         sign one copy of this financing proposal in a legally valid manner and return it no later than 05-07-2011.

Commitment

The bank draws your attention to the fact that by signing this financing proposal you, the debtor/borrower, will bind yourself to the bank in accordance to the conditions stated therein and in the further implementation of the financing proposal. The bank can however only fulfil this offer if:

-         the deed(s), models and declarations employed and/or approved by the bank are used

-         the requested securities are provided on time in accordance with the bank's conditions

-         the other conditions are fulfilled on time.

The bank shall accept the authorizations, powers of attorney, waivers, subordinations, hypothecation and (several) obligations in this financing proposal and (general) conditions declared to be applicable herein and for rights acquired by third parties on behalf of the bank.

Signature	The debtor/borrower TP&T (Tor Processing & Trade) B.V. OLAF KARASCH Olaf Karasch
Place of signing	Hattem
Date of signing	July 3, 2011
(Legal) representative	O. Karasch

For the bank
Place of signing	Hattem
Date of signing	July 3, 2011
Signature